UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2022

ZENDESK, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36456	26-4411091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

989 Market Street
San Francisco, California 94103
(Address of principal executive offices)
(Zip Code)

(415) 418-7506
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ZEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 6, 2022, Michelle Wilson notified Zendesk, Inc. (the “Company”) of her decision to resign from the Company’s Board of Directors (the “Board”), effective immediately, due to personal reasons. The Board has appointed Archana Agrawal as Chair of the Board’s Nominating and Corporate Governance Committee following Ms. Wilson’s resignation. Ms. Wilson’s resignation is not due to any disagreement with the Company.

Also, on July 6, 2022, Carl Bass and Thomas Szkutak notified the Company that they will not stand for reelection to the Board at the Company’s 2022 annual meeting of stockholders (the “Annual Meeting”). Mr. Bass and Mr. Szkutak will continue to serve as directors until the Annual Meeting. The decisions of Messrs. Bass and Szkutak not to stand for reelection are not due to any disagreement with the Company.

The Company and the Board are grateful to Ms. Wilson, Mr. Bass, and Mr. Szkutak for their many contributions to the Company.

On July 6, 2022, the Board appointed Ronald Pasek to the Board as a Class II director, effective that day.  Mr. Pasek has also been nominated by the Board to stand for election as a Class II director at the Annual Meeting. Concurrent with his appointment to the Board, Mr. Pasek was appointed to the Audit Committee of the Board.

There are no arrangements or understandings between Mr. Pasek and any other persons pursuant to which he was selected to serve as a director. Additionally, there are no transactions involving the Company and Mr. Pasek that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Mr. Pasek will be entitled to receive compensation for his Board and committee service in accordance with the Company’s standard compensation arrangements for non-employee directors pursuant to the Company’s Amended and Restated Non-Employee Director Compensation Policy (the “Non-Employee Director Compensation Policy”), which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 30, 2019, as adjusted by the Board from time to time.  The Company has also entered into its standard form of Indemnification Agreement with Mr. Pasek in connection with his appointment to the Board.

In connection with the decisions of Messrs. Bass and Szkutak not to stand for reelection at the Annual Meeting, the Board approved a reduction in the size of the Board to eight (8) members, and a reduction in the Class II size to three (3) members, effective as of the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZENDESK, INC.
(Registrant)

Date: July 11, 2022	By:	/s/ Shelagh Glaser
Shelagh Glaser
Chief Financial Officer
(Principal Financial Officer)